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                                                                       Exhibit i

                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231


                                 April 12, 1999



CIGNA Variable Products Group
100 Front Street
Suite 300
Worcester, Massachusetts 01601

Ladies and Gentlemen:

        Reference is made to Post-Effective Amendment No. 18 to the Registration Statement of CIGNA Variable Products Group (the "Trust") on Form N-1A (Registration No. 33-20333) filed with the Securities and Exchange Commission with respect to CIGNA Variable Products Group Money Market Fund, CIGNA Variable Products Group Investment Grade Bond Fund (formerly CIGNA Variable Products Group Income Fund) and CIGNA Variable Products Group S&P 500 Index Fund, each a series of the Trust, and specifically to Item 24(b) thereof. We hereby consent to the incorporation by reference therein of (a) our opinion dated December 26, 1995 filed as an Exhibit to Post-Effective Amendment No. 10 to such Registration Statement and (b) our opinion dated April 10, 1997 filed as an Exhibit to Post-Effective Amendment No. 15 to such Registration Statement.

                                           Very truly yours,

                                           /s/ Goodwin, Procter & Hoar LLP

                                           GOODWIN, PROCTER & HOAR LLP